UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2003

BIOANALYTICAL SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-23357	35-1345024
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2701 Kent Avenue West Lafayette, IN		47906-1382
(Address of principal executive offices)		(Zip Code)

(765) 463-4527
(Registrant's telephone number, including area code)

Item 2.

Date and Manner of Acquisition

         On June 30, 2003, PI Acquisition Corp., a wholly-owned subsidiary of Bioanalytical Systems, Inc. (the “Registrant”), merged with and into PharmaKinetics Laboratories, Inc. (“PKLB”). As a result of this merger, PKLB became a wholly-owned subsidiary of the Registrant. Prior to the merger, on May 26, 2003, the Registrant had converted a Secured Convertible Revolving Note issued by PKLB to the Registrant into 4,992,300 shares of PKLB common stock. This conversion resulted in the Registrant owning approximately 67% of the shares of PKLB common stock outstanding at the time of the merger.

Assets Acquired

         As a result of the merger, the Registrant acquired all of the assets of PKLB. These assets consist primarily of real estate, equipment, accounts receivable and other current assets. PKLB used these assets in the contract research organization business providing a range of clinical research and development services to the worldwide pharmaceutical and biotechnology industries in the development of prescription and non-prescription drug products. The Registrant intends to continue to use the assets acquired in the merger in the contract research organization business. The Credit Agreement that the Registrant has entered into with The Provident Bank requires that the real estate acquired from PKLB in the merger be sold for its fair market value within 180 days of the closing of the merger.

Consideration

         Pursuant to the merger:

        (a)        each holder of PKLB common shares (other than the Registrant) is entitled to receive one-twelfth (1/12) of one common share of the Registrant for each share of PKLB common stock they held as of the effective date of the merger;

        (b)        each holder of PKLB Class B Convertible Preferred Stock is entitled to receive one-twelfth (1/12) of one common share of the Registrant for each share of PKLB common stock into which their shares of Class B Convertible Preferred Stock were convertible as of the effective date of the merger. Each share of Class B Convertible Preferred Stock was convertible into 1.00062 shares of PKLB common stock as of the effective date of the merger; and

        (c)        each holder of PKLB Class A Convertible Preferred Stock is entitled to receive a 6% Subordinated Convertible Note due 2009 issued by the Registrant with a principal amount equal to $4.80 per share of Class A Convertible Preferred Stock.

         Holders of PKLB common stock and Class B Convertible Preferred Stock will receive a total of approximately 228,857 common shares of the Registrant. The closing price of the common shares of the Registrant on June 30, 2003 was $2.80. The aggregate principal amount of the 6% Subordinated Convertible Note due 2009 issued by the Registrant is $3,999,840. The notes are convertible into common shares of the Registrant at any time after one year after the date of issuance at a price of $16.00 per share. If all of the notes are converted on the first anniversary of their issuance, the Registrant would issue approximately 249,990 additional common shares to PKLB shareholders in connection with the merger.

         The determination of the amount of consideration set forth above was based upon several considerations, including the average weighted share values of both PKLB and the Registrant, the value of the assets of PKLB, and the continuing decline in the value of PKLB common shares.

Item 7.    Financial Statements and Exhibits.

        (a)        Financial Statements of Businesses Acquired: The information required by this item has been previously filed as part of the Registrant’s Registration Statement on Form S-4, Registration No. 333-99593.

        (b)        Pro Forma Financial Information: The information required by this item has been previously filed as part of the Registrant’s Registration Statement on Form S-4, Registration No. 333-99593.

        (c)        Exhibits

Item Number assigned in Regulation S-K	Exhibit	Description of Exhibits

2	2.1
Agreement and Plan of Merger, dated as of June 20, 2002, among Bioanalytical Systems, Inc., PI Acquisition Corp. and PharmaKinetics Laboratories, Inc., amended and restated to give effect to Amendment No. 1 to Agreement and Plan of Merger, dated as of July 24, 2002 (incorporated by reference to the Registrant's Form S-4 filed September 13, 2002).

2.2
Amendment No. 2 to the Agreement and Plan of Merger dated as of November 21, 2002, by and among PharmaKinetics Laboratories, Inc., Bioanalytical Systems, Inc. and PI Acquisition Corp., dated as of June 20, 2002, as amended by a first Amendment, dated as of July 24, 2002 (incorporated by reference to the Registrant's Current Report on Form 8-K filed November 21, 2002).

2.3
Amendment No. 3 to the Agreement and Plan of Merger dated as of November 21, 2002, by and among PharmaKinetics Laboratories, Inc., Bioanalytical Systems, Inc. and PI Acquisition Corp., dated as of April 15, 2003 (incorporated by reference to the Registrant's Current Report on Form 8-K filed April 16, 2003).

4	4.1	Form of 6% Subordinated Convertible Note due 2008 (incorporated by reference to BASi’s Current Report on Form 8-K filed November 21, 2002).

4.2	Specimen Certificate for Common Shares (incorporated by reference to 4.1 to Registration Statement on Form S-1, Registration No. 333-36429).

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: Date: July 11, 2003	BIOANALYTICAL SYSTEMS, INC. By: /s/ Douglas P. Wieten Douglas P. Wieten Vice President — Finance Chief Financial Officer and Treasurer

Exhibit Index

Item Number assigned in Regulation S-K	Exhibit	Description of Exhibits

2	2.1
Agreement and Plan of Merger, dated as of June 20, 2002, among Bioanalytical Systems, Inc., PI Acquisition Corp. and PharmaKinetics Laboratories, Inc., amended and restated to give effect to Amendment No. 1 to Agreement and Plan of Merger, dated as of July 24, 2002 (incorporated by reference to the Registrant's Form S-4 filed September 13, 2002).

2.2
Amendment No. 2 to the Agreement and Plan of Merger dated as of November 21, 2002, by and among PharmaKinetics Laboratories, Inc., Bioanalytical Systems, Inc. and PI Acquisition Corp., dated as of June 20, 2002, as amended by a first Amendment, dated as of July 24, 2002 (incorporated by reference to the Registrant's Current Report on Form 8-K filed November 21, 2002).

2.3
Amendment No. 3 to the Agreement and Plan of Merger dated as of November 21, 2002, by and among PharmaKinetics Laboratories, Inc., Bioanalytical Systems, Inc. and PI Acquisition Corp., dated as of April 15, 2003 (incorporated by reference to the Registrant's Current Report on Form 8-K filed April 16, 2003).

4	4.1	Form of 6% Subordinated Convertible Note due 2008 (incorporated by reference to BASi’s Current Report on Form 8-K filed November 21, 2002).

4.2	Specimen Certificate for Common Shares (incorporated by reference to Exhibit 4.1 to Registration Statement on Form S-1, Registration No. 333-36429).